UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 6, 2009
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2009, WorldGate Communications, Inc. (the “Company”) completed a private placement of securities to WGI Investor LLC, a Delaware limited liability company (“WGI”, or the “Investor”), pursuant to the terms of a Securities Purchase Agreement dated December 12, 2008 (the “Purchase Agreement”).  In connection with the transaction, the Company issued to WGI an aggregate of 202,462,155 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), representing approximately 63% of the total number of issued and outstanding shares of Common Stock, as well as a warrant to purchase up to 140.0 million shares of Common Stock in certain circumstances (the “Anti-Dilution Warrant”) in exchange for (i) cash consideration of $1.45 million, (ii) the cancellation of debentures held by WGI under which approximately $5.1 million in principal and accrued interest was outstanding as of December 31, 2008, and (iii) the cancellation of certain outstanding warrants held by WGI (the “Private Placement”).  The Anti-Dilution Warrant entitles WGI to purchase up to 140.0 million shares of Common Stock at an exercise price of $0.01 per share to the extent the Company issues any capital stock upon the exercise or conversion of (i) any warrants, options and other purchase rights that are outstanding as of April 6, 2009 (“Existing Contingent Equity”), (ii) up to 19.7 million shares underlying future options, warrants or other purchase rights issued by the Company after April 6, 2009 (“Future Contingent Equity”), or (iii) the ACN Warrant described below.  The Anti-Dilution Warrant is designed to ensure that WGI may maintain 63% of the issued and outstanding shares of the Company’s capital stock in the event that any of the Company’s capital stock is issued in respect to the Existing Contingent Equity, the Future Contingent Equity or the ACN Warrant.  The term of the Anti-Dilution Warrant is ten years from the date of issuance, and the shares subject to the Anti-Dilution Warrant will be decreased proportionally upon the expiration of Existing Contingent Equity, Future Contingent Equity and the ACN Warrant.  The Company expects to use the proceeds from the sale of the Shares primarily for working capital purposes.

WGI is a private investment fund whose ownership includes owners of ACN, Inc. (“ACN”), a direct seller of telecommunications services.  Concurrently with the closing of the Private Placement, the Company entered into a commercial relationship with ACN pursuant to which the Company will design and sell video phones to ACN (the “Commercial Relationship”).  As part of the Commercial Relationship, the Company entered into two agreements:  a Master Purchase Agreement pursuant to which ACN has committed to purchasing 300,000 videophones over a two-year period and a Software Development and Integration and Manufacturing Assistance Agreement pursuant to which ACN has committed to providing the Company with $1.2 million to fund associated software development costs.  In connection with the Commercial Relationship, the Company granted ACN a warrant to purchase up to approximately 38.2 million shares of Common Stock at an exercise price of $0.0425 per share (the “ACN Warrant”).  The ACN Warrant will vest incrementally based on ACN’s purchases of video phones under the Commercial Relationship.

In connection with the Private Placement, the Company entered into a Registration Rights and Governance Agreement with WGI and ACN (the “Rights Agreement”) granting them certain rights with respect to the Shares and the securities underlying the Anti-Dilution Warrant and the ACN Warrant.  Under the terms of the Rights Agreement, the Company has agreed to file a registration statement on Form S-3 covering the resale of any shares held by WGI and ACN and to maintain its effectiveness for a minimum period of time.  In addition, WGI and ACN have the right to require the Company to file additional registration statements covering the resale of such securities to the extent they are not covered by an effective registration statement and will be entitled to “piggy-back” registration rights on all future registrations by the Company (with certain limitations) and on any demand registrations of any other investors, subject to customary underwriters’ cutbacks to reduce the number of shares to be registered in view of market conditions.

Pursuant to the terms of the Rights Agreement, the Company granted WGI and ACN preemptive rights to purchase a pro rata portion of any Common Stock or other securities convertible into Common Stock issued by the Company, except for shares issued under board-approved employee benefit plans, conversions of Existing Contingent Equity or upon exercise of the Anti-Dilution Warrant or the ACN Warrant.  The Rights Agreement also gives WGI the right to nominate a total of four of the seven members of the Company’s board of directors.  This nomination right will be reduced by one director for each reduction in its beneficial ownership of Common Stock (including any warrants or other purchase rights) below thresholds of 50%, 43%, 29% and 14% of the Company’s voting stock.  To the extent that such nomination right decreases, the corresponding number of WGI nominees will offer to tender their resignation for acceptance by the board of directors.

Item 1.02	Termination of a Material Definitive Agreement.

On April 6, 2009, in connection with the Private Placement described in Item 1.01 above, the Company cancelled (i) the two Amended and Restated Secured Convertible Debentures held by WGI under which approximately $5.1 million in principal and accrued interest was outstanding as of December 31, 2008, and (ii) the six warrants held by WGI to purchase an aggregate of (x) 1,145,000 shares of Common Stock at a price of $1.85 per share, (y) 1,100,000 shares of Common Stock at a price of $2.35 per share and (z) 350,000 shares of Common Stock at a price of $2.60 per share.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares, the Anti-Dilution Warrant, and the ACN Warrant were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended.

Item 5.01	Changes in Control of the Registrant.

The information in Item 1.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of its purchase of the Shares, WGI owns 202.5 million shares of Common Stock, representing 63% of the issued and outstanding shares of Common Stock, and has the right to acquire up to an additional 140.0 million shares of Common Stock upon exercise of the Anti-Dilution Warrant in the event any Existing Contingent Equity, Future Contingent Equity or the ACN Warrant is exercised.  The Anti-Dilution Warrant is designed to ensure that WGI may maintain 63% of the issued and outstanding shares of the Company’s capital stock in the event that any of the Company’s capital stock is issued in respect to the Existing Contingent Equity, the Future Contingent Equity or the ACN Warrant.

Under the terms of the Purchase Agreement, WGI has appointed a majority of the members of the Company’s board of directors.  In addition, the Rights Agreement gives WGI the right to nominate a total of four of the seven members of the Company’s board of directors.  This nomination right will be reduced by one director for each reduction in its beneficial ownership of Common Stock (including any warrants or other purchase rights) below thresholds of 50%, 43%, 29% and 14% of the Company’s voting stock.  To the extent that such nomination right decreases, the corresponding number of WGI nominees will offer to tender their resignation for acceptance by the board of directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the closing of the Private Placement and pursuant to the terms of the Purchase Agreement, all of the members of the Company’s board of directors (other than Harold M. Krisbergh) resigned effective as of the closing, and the board of directors appointed Robert Stevanovski to serve as Chairman of the board of directors effective as of the closing and Anthony Cassara, Gregory Provenzano and Dave Stevanovski to serve on the board of directors effective as of April 9, 2009.    The Company also entered into employment agreements with members of senior management, including Hal Krisbergh, Randall Gort, Joel Boyarski and James McLoughlin, which are described below.

Robert Stevanovski is one of the co-founders of ACN and has served as Chairman of ACN since its founding in 1993.  Anthony Cassara currently serves as President of Cassara Management Group, Inc., a privately held business counseling practice focused on the telecommunications industry.  Prior to founding Cassara Management Group, Mr. Cassara was President of the Carrier Services division at Frontier Corporation and later at Global Crossing.  Dave Stevanovski has served in a number of positions at ACN since joining ACN in 1996 and currently serves as Chief Operating Officer of ACN North America.  Gregory Provenzano is one of the co-founders of ACN and has served as President of ACN since its founding in 1993.  As of the date of this Report, the board has not determined which committees of the board on which any of Messrs. R. Stevanovski, Cassara, D. Stevanovski or Provenzano will serve.  Each of Messrs. R. Stevanovski, Cassara, D. Stevanovski or Provenzano is a principal of WGI and ACN.  As a result of their relationship with WGI and ACN, each of these individuals may be deemed to have a direct or indirect interest in the transactions contemplated by the Purchase Agreement and the Commercial Relationship.

The employment agreements entered into with the Company’s executive officers have a term of one year (unless terminated earlier by either party) and provide for the execution by the employee of a non-compete and confidentiality agreement with the Company.  The employment agreements set an annual base salary of $336,264 for Mr. Krisbergh, $200,289 for Mr. Gort, $195,276 for Mr. Boyarski and $190,383 for Mr. McLoughlin.  The agreements also provide for the payment of quarterly bonuses during the period of employment, based on individual performance objectives to be set by the Company’s compensation committee, with 100% of the target quarterly bonus amounts guaranteed for Q2 2009 and 50% guaranteed for Q3 2009, with the remaining amounts for Q3 and Q4 2009 earned to the extent that the individual performance objectives have been met.  The employment agreements also contemplate a future grant of options under a new stock incentive plan, as and when such plan is adopted by the board of directors, in the following anticipated amounts: Hal Krisbergh: 1,080,000 shares; Randall Gort: 1,080,000 shares; Joel Boyarski: 900,000 shares; and James McLoughlin: 900,000 shares.  While the employment arrangements under these agreements are “at-will,” the agreements provide that in the event the employee is terminated by the Company without cause, upon the execution by the employee of a general release in a form acceptable to the Company, the employee will be entitled to certain continued health benefits as well as severance in the amount equal to the greater of (i) the employee’s monthly base salary amount, plus any cash bonus amounts (including guaranteed amounts earned or accrued through the termination date), multiplied by the number of months remaining in the term or (ii) the employee’s monthly base salary amount, plus any cash bonus amounts (including guaranteed amounts earned or accrued through the termination date), multiplied by six.

Item 7.01	Regulation FD Disclosure.

On April 7, 2009, the Company and WGI issued a press release announcing the consummation of the transactions described in Item 1.01.  The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company and WGI dated April 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

	By:	/s/ Joel Boyarski
	Name:	Joel Boyarski
	Title:	Chief Financial Officer

Dated: April 8, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company and WGI dated April 7, 2009.